UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2026

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code:

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 21, 2026, Mattel, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with EdgePoint Investment Group Inc. (“EdgePoint”).

Pursuant to the Cooperation Agreement, the Company has appointed Lee Matheson, a Partner at EdgePoint, to the Board of Directors (the “Board”) of the Company, effective October 21, 2026, with a term expiring at the annual meeting of stockholders of the Company to be held in 2027 (the “2027 Annual Meeting”). The Company also agreed to nominate Mr. Matheson for re-election at the 2027 Annual Meeting. The Cooperation Agreement provides for customary director replacement rights, pursuant to which the Company and EdgePoint have agreed to cooperate in good faith to select a mutually acceptable successor director in the event Mr. Matheson ceases to serve as director at any time prior to the annual meeting of stockholders of the Company to be held in 2028. The Company’s obligations with respect to, among other things, the appointment of Mr. Matheson, the nomination of Mr. Matheson for election at the 2027 Annual Meeting and the replacement of Mr. Matheson upon his departure from the Board terminate in certain circumstances, including if EdgePoint ceases to beneficially own at least 10% of the Company’s then outstanding common stock.

Pursuant to the Cooperation Agreement, EdgePoint has agreed to abide by certain customary voting commitments, standstill restrictions and confidentiality provisions, and the Company and EdgePoint have also agreed to certain customary mutual non-disparagement obligations.

The Cooperation Agreement will remain in effect until five business days following the later of (a) the day after the 2027 Annual Meeting and (b) the date on which Mr. Matheson or his successor ceases to serve on the Board.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On October 21, 2026, the Board appointed Mr. Matheson to the Board as a director with a term expiring at the 2027 Annual Meeting. In connection with the election of Mr. Matheson, the Board increased the size of the Board from nine to ten members.

Except for the Cooperation Agreement, Mr. Matheson was not appointed as a director pursuant to any arrangement or understanding between him and any other person. Mr. Matheson does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Matheson will participate in the same compensation program as each of the Company’s other non-employee directors. This program for the most recent fiscal year is described under “Non-Employee Director Compensation” in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 14, 2026.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2026, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement and the appointment of Mr. Matheson as a director of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Cooperation Agreement, dated October 21, 2026, by and between Mattel, Inc. and EdgePoint Investment Group Inc.

99.1*	Press Release, dated October 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Jonathan Anschell
Name:	Jonathan Anschell
Title:	Executive Vice President,
Chief Legal Officer and Secretary

Date: October 21, 2026